Exhibit 5(b)

Two Hopkins Plaza, Suite 1800 Baltimore, Maryland 21201-2978	Telephone 410-244-7400 Facsimile 410-244-7742	www.venable.com

July 20, 2005

Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York 11042

Re: Kimco Realty Corporation

Ladies and Gentlemen:

We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Company having an aggregate initial offering price of up to $1,000,000,000 (collectively, the “Securities”): (a) debt securities (“Debt Securities”); (b) shares of Preferred Stock, par value $1.00 per share, of the Company (“Preferred Stock”); (c) depositary receipts (“Depositary Shares”) representing shares of Preferred Stock; (d) shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”); and (e) warrants to purchase shares of Common Stock (“Warrants”), covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.      The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

Kimco Realty Corporation
July 20, 2005

2.      The Indenture, dated as of September l, 1993, by and between the Company and The Bank of New York (as successor by merger to IBJ Schroder Bank & Trust Company), as amended (the “Indenture”);

3.      The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.      The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.      Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Indenture, certified as of the date hereof by an officer of the Company (the “Resolutions”);

7.      A certificate executed by an officer of the Company, dated as of the date hereof; and

8.      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

Kimco Realty Corporation
July 20, 2005

4.      All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.      The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article IV of the Charter.

6.      The issuance of, and certain tenns of, the Securities to be issued by the Company from time to time will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law (with such approval referred to herein as the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

l.      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.      Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Common Stock (including shares of Common Stock which may be issued upon conversion of Debt Securities or shares of Preferred Stock) (the “Common Securities”) and assuming that upon any issuance of the Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter, the Common Securities will be duly authorized and, if and when delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3.      Upon the completion of all Corporate Proceedings relating to the Securities that are shares of Preferred Stock (including shares of Preferred Stock which may be issued upon conversion of Debt Securities or other shares of Preferred Stock) (the “Preferred Securities”) and assuming that upon any issuance of the Preferred Securities, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter, the Preferred Securities will be duly authorized and, if and when delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

Kimco Realty Corporation
July 20, 2005

4.      Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized by all necessary corporate action.

5.      Upon the completion of all Corporate Proceedings relating to the Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized by all necessary corporate action and upon completion of all Corporate Proceedings relating to the Securities that are Preferred Stock to be represented by Depositary Shares (the “Represented Preferred Stock”) and assuming that upon any issuance of the Represented Preferred Stock, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter, the Represented Preferred Stock will be duly authorized, and if delivered to the Depositary by the Company against payment therefor in accordance with the applicable Deposit Agreement in the manner contemplated by the Registration Statement and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

6.      Upon the completion of all Corporate Proceedings relating to the Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized by all necessary corporate action.

7.      The execution, delivery and performance by the Company of the Indenture has been authorized by all necessary corporate action.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws including the securities laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Kimco Realty Corporation
July 20, 2005

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,